Exhibit 99.2

Willbros Professional Services
Unaudited Combined Financial Statements
As of and for the Nine Months Ended
September 30, 2015

Willbros Professional Services
Index

Page(s)
Unaudited Combined Financial Statements
Combined Balance Sheets
September 30, 2015 and December 31, 2014    1
Combined Statements of Operations
Nine Months Ended September 30, 2015 and 2014    2
Combined Statements of Cash Flows
Nine Months Ended September 30, 2015 and 2014    3
Notes to Combined Financial Statements    4–9

Willbros Professional Services
Combined Balance Sheets
September 30, 2015 and December 31, 2014

(unaudited)
	September 30,	December 31,
(in thousands)	2015	2014

Assets
Current assets
Cash and cash equivalents	$268	$336
Accounts receivable, net	38,140	49,668
Contract Cost and recognized income not yet billed	3,545	6,323
Prepaid expenses and other current assets	7,546	4,653
Deferred income taxes	1,185	1,125
Total current assets	50,684	62,105

Property, plant and equipment, net	3,761	4,276
Intangible assets, net	364	—
Deferred income taxes	602	550
Other assets	18,235	11,265
Total assets	$73,646	$78,196

Liabilities and Equity
Current liabilities
Accounts payable and accrued liabilities	$14,976	$17,612
Contract billings in excess of cost and recognized income	1,955	1,035
Current portion of long-term debt	6,721	4,014
Total current liabilities	23,652	22,661

Long-term debt	18,366	13,357
Other long-term liabilities	1,878	1,110
Total liabilities	43,896	37,128

Commitments and contingencies (Note 8)

Equity
Net parent investment	29,497	40,860
Noncontrolling interest	253	208
Total equity	29,750	41,068

Total liabilities and equity	$73,646	$78,196

The accompanying notes are an integral part of these combined financial statements.

Willbros Professional Services
Combined Statements of Operations
Nine Months Ended September 30, 2015 and 2014

(Unaudited)
	Nine Months Ended September 30,
(in thousands)	2015	2014

Contract revenue from third parties	$158,274	$152,451
Contract revenue from affiliates	12,330	4,245
Total operating revenues	170,604	156,696

Operating expenses
Contract expenses from third parties	133,637	121,987
Contract expenses from affiliates	10,217	6,769
General and administrative	25,323	18,094
Operating income	1,427	9,846

Interest income	1,009	717
Interest expense	(1,009)	(717)
Other (expense) income, net	(43)	23
Income before income taxes	1,384	9,869

Provision for income taxes	912	5,845

Net income	472	4,024

Less: Income attributable to noncontrolling interest	(100)	(33)
Net income attributable to Willbros Professional Services	$372	$3,991

The accompanying notes are an integral part of these combined financial statements.

Willbros Professional Services
Combined Statements of Cash Flows
Nine Months Ended September 30, 2015 and 2014

(Unaudited)
	Nine Months Ended September 30,
(in thousands)	2015	2014

Cash flows from operating activities
Net income	$472	$4,024
Adjustments to reconcile net income to cash flows provided by (used) in operating activities
Deferred income tax benefit	(112)	(146)
Depreciation and amortization	833	397
Loss on disposal of property, plant and equipment	1,060	—
Stock based compensation	674	664
Provision for (recovery of) bad debt	(75)	151
Change in operational assets and liabilities
Accounts receivable	11,603	(14,971)
Contract cost and recognized income not yet billed	2,778	(3,486)
Prepaid expenses and other current assets	(2,893)	60
Accounts payable and other accrued liabilities	(2,673)	(10,425)
Contract billings in excess of cost and recognized in income	920	(7,821)
Other assets and liabilities, net	(9,110)	642
Net cash provided by (used in) operating activities	3,477	(30,911)

Cash flows from investing activities
Purchases of property, plant and equipment	(139)	(778)
Net cash used in investing activities	(139)	(778)

Cash flows from financing activities
Proceeds from long-term debt	10,624	—
Contributions from (distributions to) parent, net	(14,030)	31,730
Net cash provided by (used in) financing activities	(3,406)	31,730
Net increase (decrease) in cash and cash equivalents	(68)	41

Cash and cash equivalents
Beginning of period	336	265
End of period	$268	$306

Supplemental disclosures of cash flow information:
Accrued income taxes settled through net parent investment	$5,135	$5,990

Supplemental non-cash investing and financing transactions:
Capital expenditures included in accounts payable and accrued liabilities	$15	$108
Acquisition of subsidiary through net parent investment	$600	$—

The accompanying notes are an integral part of these combined financial statements.

Willbros Professional Services
Notes to Combined Financial Statements
September 30, 2015 and December 31, 2014

1.	Organization and Operations
Description of Company
These unaudited combined financial statements for Willbros Professional Services (“WPS” or the “Company”) include the following business operations and activities of Willbros Group, Inc. (“Willbros” or “Parent”):

•	Willbros Engineers (U.S.), LLC and its wholly-owned subsidiaries, Willbros Midstream Services (U.S.), LLC and Willbros Engineering California (U.S.), Inc.

•
Willbros Government Services (U.S.), LLC (“Government Services”) including its subsidiary, Willbros Hammer LLC of which Government Services holds a 75 percent interest and Hammer, Inc., holds a 25 percent interest.

•	Willbros Project Services (U.S.), LLC.

•	Electric Field Solutions, Inc. (“EFS”), which was acquired by Willbros in January 2015.

•	Willbros management and commercial activities incidental to its role as the Parent of WPS.
WPS is a specialty energy infrastructure contractor providing engineering, procurement and construction, project management, integrity and field services to oil, gas, refining, petrochemical and power industries and government agencies. The Company obtains its work through competitive bidding and through negotiations with prospective clients with contract values ranging from several thousand dollars to a few million dollars and contract durations range from a few weeks to close to two years. The Company’s principal market is the United States.
On November 30, 2015, pursuant to an Amended and Restated Securities Purchase Agreement, Willbros sold WPS to TRC Companies for approximately $130.0 million in cash. The closing consideration is subject to working capital and other typical post-closing adjustments.
Basis of Presentation
These unaudited combined financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Willbros. The unaudited combined financial statements reflect the Company’s financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The combined financial position, results of operations and cash flows of the Company may not be indicative of the Company had it been a separate stand-alone entity during the periods presented, nor are the results stated herein indicative of what the Company’s financial position, results of operations and cash flows may be in the future.
These unaudited combined financial statements have not been audited by independent accountants. In the opinion of management, these unaudited combined financial statements reflect all adjustments necessary to fairly state the Company’s financial position at September 30, 2015 and December 31, 2014 and its results operations and cash flows for the nine months ended September 30, 2015 and 2014. All such adjustments are of a normal recurring nature. The results of interim periods are not necessarily indicative of annual results.
Certain disclosures have been omitted from these unaudited combined financial statements. Accordingly, these unaudited combined financial statements should be read in conjunction with the audited combined financial statements and related notes for the year ended December 31, 2014.
These unaudited combined financial statements include all of the Company’s majority-owned subsidiaries and all of its wholly owned entities. The ownership interest of noncontrolling participants in subsidiaries that are not wholly-owned is included as a separate component of equity. The noncontrolling participants’ share of the

Willbros Professional Services
Notes to Combined Financial Statements
September 30, 2015 and December 31, 2014

net income is included as “Income attributable to noncontrolling interest” on the Combined Statements of Operations.
The preparation of these unaudited combined financial statements includes the use of accounting procedures, wherein Willbros’s basis in certain assets and liabilities, and the related expenses, have been recorded in the stand-alone financial statements of the Company, in accordance with GAAP.
These unaudited combined financial statements include assets and liabilities that are specifically identifiable or have been attributed to the Company. Costs directly related to the Company have been included in the accompanying unaudited combined financial statements. The Company receives service and support functions from Willbros. These costs were allocated to the Company using various allocation inputs such as the Company’s headcount and revenues relative to those of Willbros. These support functions include accounting and budgeting, information technology, treasury, payroll, human resources, risk management, marketing, executive management, tax and legal services. These allocated costs were approximately $7.9 million and $5.3 million for the nine months ended September 30, 2015 and 2014, respectively and are included in operating expenses on the Combined Statements of Operations.
The Company considers the expense allocation methodology and results to be reasonable for the periods presented. These allocations may not be indicative of the actual expenses the Company may have incurred as a separate stand-alone entity during the periods presented nor are these costs indicative of what the Company will incur in the future.
All intercompany balances and transactions have been eliminated. All significant intercompany transactions between the Company and Willbros have been considered to be effectively settled for cash in the unaudited combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statements of Cash Flows as a financing activity reflected as contributions from (distributions to) parent, net and in the Combined Balance Sheets as net parent investment. Transactions among the Company and other Willbros’ entities have been identified in these unaudited combined financial statements as transactions among affiliates. See Note 9 – Related Party Transactions for additional information with regards to transactions among affiliates.
The Company maintains stock ownership plans at the corporate level. To the extent the Company’s employees participate in these plans, the Company was allocated a portion of the associated compensation expense based on the grant-date fair value. Stock-based compensation is included in operating expenses in the Combined Statements of Operations and was $0.7 million for the nine months ended September 30, 2015 and 2014. However, the Combined Balance Sheets do not include outstanding equity related to stock-based compensation for any periods presented.
Use of Estimates
The unaudited combined financial statements are prepared in accordance with GAAP and include certain estimates and assumptions made by management of the Company in the preparation of the unaudited combined financial statements. These estimates and assumptions relate to the reported amounts of assets and liabilities at the date of the unaudited combined financial statements and the reported amounts of revenue and expense during the period. Significant items subject to such estimates and assumptions include: revenue recognition under the percentage-of-completion method of accounting, including estimates of progress toward completion and estimates of gross profit or loss accrual on contracts in progress; tax accruals and certain other accrued liabilities; quantification of amounts recorded for contingencies; valuation allowances for accounts receivable and deferred income tax assets; and the carrying amount of property, plant and equipment. The Company bases its estimates on historical experience and other assumptions that it believes relevant under the circumstances. Actual results could differ from these estimates.

Willbros Professional Services
Notes to Combined Financial Statements
September 30, 2015 and December 31, 2014

Recent Accounting Pronouncement
In May 2014, the FASB issued common guidance surrounding the recognition of revenue from contracts with customers. Under the new guidance, a company will recognize revenue when it satisfies a performance obligation by transferring a promised good or service to a customer. Revenue will be recognized at an amount that reflects the consideration it expects to receive in exchange for those goods and services. This guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This standard is effective, on either a full retrospective or a modified retrospective basis, for interim and annual periods beginning on or after December 15, 2017. In July 2015, the FASB approved a one-year deferral of the revenue recognition standard’s effective date for all entities, which will change the effectiveness to annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period once the Accounting Standards Update has been issued. We are currently evaluating this standard and our existing revenue recognition policies to determine which contracts in the scope of the guidance will be affected by the new requirements and what impact they would have on our consolidated financial statements upon adoption.

2.	Accounts Receivable
Accounts receivable, net as of September 30, 2015 and December 31, 2014 were as follows:

	September 30,	December 31,
(in thousands)	2015	2014

Trade	$28,516	$22,355
Unbilled revenue	8,479	28,029
Contract retention	1,258	49
Other receivables	23	42
Total accounts receivable	38,276	50,475

Less: Allowance for doubtful accounts	(136)	(807)
Total accounts receivable, net	$38,140	$49,668
The balances billed but not paid by customers pursuant to retainage provisions in certain contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company’s experience with similar contracts within recent years, the majority of the retention balances at each balance sheet date will be collected within the next twelve months.

3.	Contracts in Progress
Contract cost and recognized income not yet billed on uncompleted contracts arise when recorded revenues for a contract exceed the amounts billed under the terms of the contracts. Contract billings in excess of cost and recognized income arise when billed amounts exceed revenues recorded. Amounts are billable to customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. Also included in contract cost and recognized income not yet billed on uncompleted contracts are amounts the Company seeks to collect from customers for change orders approved in scope but not for price associated with that scope change (unapproved change orders). Revenue for these amounts is recorded equal to the lesser of the expected revenue or cost incurred when realization of price approval is probable. Recognizing revenues from unapproved change orders involves the use of estimates, and it is reasonably possible that revisions to the estimated recoverable amounts of recorded unapproved change orders may be made in the near-term. If the Company does not successfully resolve these matters, a reduction in revenues may be required to amounts that have been previously recorded.

Willbros Professional Services
Notes to Combined Financial Statements
September 30, 2015 and December 31, 2014

Contract cost and recognized income not yet billed and related amounts billed as of September 30, 2015 and December 31, 2014 were as follows:

	September 30,	December 31,
(in thousands)	2015	2014

Cost incurred on contracts in progress	$46,716	$78,038
Recognized income	5,816	16,430
	52,532	94,468
Progress billings and advanced payments	(50,942)	(89,180)
	$1,590	$5,288

Contract cost and recognized income not yet billed	$3,545	$6,323
Contract billings in excess of cost and recognized income	(1,955)	(1,035)
	$1,590	$5,288
Contract cost and recognized income not yet billed is $0.1 million at both September 30, 2015 and December 31, 2014 on completed contracts.

4.	Property, Plant and Equipment
Property, plant and equipment, which are used to secure debt or are subject to lien, at cost, as of September 30, 2015 and December 31, 2014 were as follows:

	September 30,	December 31,
(in thousands)	2015	2014

Construction equipment	$1,001	$717
Furniture and equipment	5,573	5,721
Transportation equipment	148	148
Leasehold improvements	868	818
Total property, plant and equipment	7,590	7,404

Less: Accumulated depreciation	(3,829)	(3,128)
Total property, plant and equipment, net	$3,761	$4,276
Amounts above include $0.1 million in property, plant and equipment as of September 30, 2015 associated with EFS, which Willbros acquired in January 2015. The Company’s unaudited combined financial statements as of September 30, 2015 also include $0.4 million in intangible assets associated with EFS.

Willbros Professional Services
Notes to Combined Financial Statements
September 30, 2015 and December 31, 2014

5.	Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities as of September 30, 2015 and December 31, 2014 were as follows:

	September 30,	December 31,
(in thousands)	2015	2014

Trade accounts payable	$1,754	$3,675
Payroll and payroll liabilities	3,394	8,647
Accrued contract costs	5,858	3,150
Other accrued liabilities	3,970	2,140
Total accounts payable and accrued liabilities	$14,976	$17,612

6.	Debt
As of September 30, 2015, the Company has been awarded three contracts to construct certain contractor-owned, contractor-operated fueling facilities (the “Facilities”) for the federal government. As part of these contracts, the Company constructs the Facilities over an estimated six to twelve months and subsequently maintains the Facilities over the life of the contract (generally five years). Upon final acceptance of the constructed Facilities, the government pays the contract value in equal monthly payments over the life of the contract. As such, the Company has entered into financing agreements, whereby the Company receives funding from a third-party financing company to construct the Facilities. As a result, as of September 30, 2015, the Company recorded approximately $25.1 million in debt obligations of which $6.7 million is current. These obligations represent amounts due to the third-party financing company with respect to the construction component of these contracts. In addition, as of September 30, 2015, the Company has recorded approximately $25.1 million in other assets of which $6.7 million is current. These amounts represent receivables due from the government with respect to the construction component of these contracts. At the end of the construction phase, once final funding is received and the government has accepted the construction of the Facilities, assets and liabilities with respect to these Facilities will equal; the Company is guaranteed recovery of the construction component under the contract; and the Company will amortize the total amount received from the third-party financing company over the life of the contract. The Company did not enter into financing agreements with regards to the maintenance phase of these contracts.
As of December 8, 2015, final funding has been received and the government has accepted one of the three contracts.

7.	Income Taxes
The Company’s provision for income taxes and deferred taxes have been calculated on a separate return basis as if the Company filed its own tax returns, although its operations have been included in Willbros’ U.S. federal and state tax returns. The separate return method applies the accounting guidance for income taxes to the Company’s unaudited combined financial statements as if the Company was a separate taxpayer and a stand-alone entity for all periods presented.
The Company’s effective tax rate was 65.9 percent for the nine months ended September 30, 2015. Tax expense for the nine months ended September 30, 2015 was $0.9 million and is primarily composed of Federal and State income tax and discrete items primarily related to Texas Margins Tax.

Willbros Professional Services
Notes to Combined Financial Statements
September 30, 2015 and December 31, 2014

The Company’s effective tax rate was 59.2 percent for the nine months ended September 30, 2014. Tax expense for the nine months ended September 30, 2014 was $5.8 million and is primarily composed of Federal and State income tax and discrete items primarily related to Texas Margins Tax.

8.	Commitments and Contingencies
Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when the Company assesses that it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with matters relating to contingencies are expensed in the period incurred.
The Company is party to various litigation matters, investigations and proceedings in the ordinary course of business. Management does not expect the outcome of any proceedings, individually or in the aggregate, to have a materially adverse effect on the Company’s financial position or results of operations.
Other Circumstances
The Company has the usual liability of contractors for the completion of contracts and the warranty of its work. In addition, the Company acts as prime contractor on a majority of the projects it undertakes and is normally responsible for the performance of the entire project, including subcontract work. Management is not aware of any material exposure related thereto which has not been provided for in the accompanying unaudited combined financial statements.

9.	Related Party Transactions
The Company routinely conducts business with subsidiaries of Willbros. The related transactions result primarily from the sale and purchase of engineering, procurement, construction and other services. Sales to affiliates were $12.3 million and $4.2 million and purchases from affiliates were $10.3 million and $6.8 million for the nine months ended September 30, 2015 and 2014, respectively.
The Company’s unaudited combined financial statements include salaries of directly dedicated personnel and related costs. Willbros charges the Company for the costs of providing centralized general and administrative services. The Company also uses a centralized treasury system such that Willbros may make disbursements on the Company’s behalf or receive proceeds on the Company’s behalf with a corresponding change in affiliate payables or receivables. Willbros also acts as the Company’s purchasing agent for construction and sustaining capital. The Company has reflected cash management and financing activities performed by Willbros as a component of net parent investment in equity in the Combined Balance Sheets and as contributions from (distributions to) parent, net on the Combined Statements of Cash Flows for all periods presented.

10.	Subsequent Events
On November 30, 2015, pursuant to an Amended and Restated Securities Purchase Agreement, Willbros sold WPS to TRC Companies for approximately $130.0 million in cash. The closing consideration is subject to working capital and other typical post-closing adjustments.
In preparing the accompanying unaudited combined financial statements, the Company has reviewed, as necessary, events that occurred after September 30, 2015 up until the issuance of the financial statements, which occurred on December 8, 2015.